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Contact:	Donald P. Zerio
	Vice President, Finance, Chief Financial Officer	January 17, 2017
	(408) 432-1900	NATIONAL DISTRIBUTION

LINEAR TECHNOLOGY REPORTS SEQUENTIAL INCREASES IN REVENUE, NET INCOME, AND EARNINGS PER SHARE. THE COMPANY INCREASES THE QUARTERLY DIVIDEND $0.01 TO $0.33 PER SHARE

Milpitas, California, January 17, 2017, Linear Technology Corporation (NASDAQ:LLTC), a leading, independent manufacturer of high performance linear integrated circuits, today reported financial results for the fiscal quarter ended January 1, 2017. Quarterly revenues of $375.8 million for the second quarter of fiscal year 2017 increased $1.9 million or 0.5% over the previous quarter’s revenue of $373.9 million and increased $28.7 million or 8.3% over the $347.1 million reported in the second quarter of fiscal year 2016.

On a GAAP basis, net income of $124.0 million increased $8.9 million or 7.7% over the previous quarter’s net income of $115.1 million and increased $2.5 million or 2.0% over the second quarter of fiscal year 2016.    Diluted earnings per share of $0.50 per share in the second quarter of fiscal year 2017 increased $0.03 per share or 6% over the previous quarter and was unchanged from the second quarter of fiscal year 2016.

According to Lothar Maier, CEO, “Revenue for our second fiscal quarter of $375.8 million was slightly higher than we guided and is up 8.3% over the second quarter of fiscal year 2016. This is a good result in what historically has been a weaker seasonal quarter for us.  On a non-GAAP basis excluding merger-related charges totaling $10.8 million, non-GAAP gross margin, operating margin and earnings per share were 76.3%, 45.5% and $0.54, respectively, all increases over the prior quarter.  The increase in revenue was aided by an increase in our Communication and Industrial markets while gross margin was up slightly primarily due to a richer product mix.

Due to the pending merger with Analog Devices, Inc., we expect that this will be our final earnings release as an independent company.  We would like to thank our long-term investors who trusted our long-term market and operational strategies.  Finally, we would like to thank the employees of Linear Technology who together over the course of 35 years helped to create a truly special company.”

The following table summarizes the key GAAP and non-GAAP financial results:

	Non-GAAP		GAAP
(In thousands,	Q2	Q1	Q2	Q1	Q2
except per share amounts)	FY2017	FY2017	FY2017	FY2017	FY2016
Revenues	$375,817	$373,895	$375,817	$373,895	$347,128
Gross profit	$286,827	$284,069	$284,827	$282,069	$262,744
Gross margin	76.3%	76.0%	75.8%	75.4%	75.7%
Operating income	$171,073	$169,095	$160,245	$149,301	$149,457
Operating margin	45.5%	45.2%	42.6%	39.9%	43.1%
Net income	$132,242	$130,165	$123,986	$115,122	$121,532
Earnings per share - Diluted	$0.54	$0.53	$0.50	$0.47	$0.50

Cash, cash equivalents and marketable securities increased by $88.7 million over the first quarter of fiscal year 2017 to $1.61  billion.  The Company's Board of Directors approved an increase in the Company's quarterly dividend from $0.32 per share to $0.33 per share. This marked the 25th consecutive year the Company has increased its dividend. A cash dividend of $0.33 per share will be paid on March 7, 2017 to stockholders of record on February 24, 2017.  During the second quarter the Company generated positive cash flows from operations of $179.5 million or 48% of total revenues.  During the second quarter of fiscal year 2017 the Company paid $78.7 million to shareholders in the form of dividends, representing $0.32 per share. There were no open market stock repurchases as the Analog Merger Agreement restricts the ability of the Company to repurchase shares of its common stock.

As a result of the pending transaction with Analog Devices, the Company will not hold a quarterly earnings conference call.

In lieu of a conference call, additional supplemental financial information regarding operational performance and earnings for the fiscal second quarter of 2017, in addition to bookings by end market and revenue by geography, has been made available under the Investor Relations section of the Company’s website that can be accessed through www.linear.com

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements.  In particular, the statements regarding the demand for our products, our customers' ordering patterns and the anticipated trends in our revenue are forward-looking statements.  The forward-looking statements are dependent on certain risks and uncertainties, including such factors, among others, as the timing, volume and pricing of new orders received and shipped, the timely introduction of new processes and products, general and country specific conditions in the world economy and financial markets and other factors described in our 10-K for the year ended July 3, 2016.

Linear Technology Corporation, a member of the S&P 500, has been designing, manufacturing and marketing a broad line of high performance analog integrated circuits for major companies worldwide for over three decades. The Company’s products provide an essential bridge between our analog world and the digital electronics in communications, networking, industrial, automotive, computer, medical, instrumentation, consumer, and military and aerospace systems. Linear Technology produces power management, data conversion, signal conditioning, RF and interface ICs, µModule® subsystems, and wireless sensor network products. For more information, visit www.linear.com

For further information contact Donald P. Zerio at Linear Technology Corporation, 1630 McCarthy Blvd., Milpitas, California 95035-7417, (408) 432-1900.

LINEAR TECHNOLOGY CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

U.S. GAAP (unaudited)

	Three Months Ended			Six Months Ended
	January 1,	October 2,	January 3,	January 1,	January 3,
	2017	2016	2016	2017	2016

Revenues	$375,817	$373,895	$347,128	$749,712	$689,045
Cost of sales (1)(2)	90,990	91,826	84,384	182,816	169,589
Gross profit	284,827	282,069	262,744	566,896	519,456
Expenses:
Research and development (1)(2)	77,030	76,359	69,884	153,389	136,486
Selling, general and administrative (1)(2)	47,552	56,409	43,403	103,961	83,596
Total operating expenses	124,582	132,768	113,287	257,350	220,082
Operating income	160,245	149,301	149,457	309,546	299,374
Interest income and other income	2,361	2,173	1,521	4,534	2,508
Income before income taxes	162,606	151,474	150,978	314,080	301,882
Provision for income taxes	38,620	36,352	29,446	74,972	68,303
Net income	$123,986	$115,122	$121,532	$239,108	$233,579

Earnings per share:
Basic	$0.50	$0.47	$0.50	$0.97	$0.95
Diluted	$0.50	$0.47	$0.50	$0.97	$0.95

Shares used in determining earnings per share:
Basic	245,804	245,271	244,591	245,561	244,831
Diluted	246,280	245,709	244,880	246,026	245,178

Includes the following non-cash charges:
(1) Stock-based compensation
Cost of sales	$2,496	$2,547	$2,557	$5,043	$4,899
Research and development	13,572	11,868	11,731	25,440	22,653
Selling, general and administrative	6,990	6,129	5,968	13,119	11,606
Includes the following pre-tax impact of items:
(2) Merger-related charges
Cost of sales	$2,000	$2,000	$—	$4,000	$—
Research and development	5,000	5,000	—	10,000	—
Selling, general and administrative	3,828	12,794	—	16,622	—

LINEAR TECHNOLOGY CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

U.S. GAAP (unaudited)

	January 1,	July 3,
As of	2017	2016
Assets
Cash, cash equivalents and marketable securities	$1,609,825	$1,448,275
Accounts receivable, net of allowances ($1,649 as of January 1, 2017) and ($1,649 as of July 3, 2016)	145,135	157,460
Inventories	98,548	97,251
Prepaid expenses and other current assets	48,539	51,744
Total current assets	1,902,047	1,754,730

Property, plant & equipment, net	281,149	285,866
Other noncurrent assets	8,285	9,385
Total assets	$2,191,481	$2,049,981

Liabilities
Accounts payable	$17,197	$17,465
Accrued income taxes, payroll & other accrued liabilities	132,931	113,800
Deferred income on shipments to distributors	49,489	48,701
Total current liabilities	199,617	179,966

Deferred tax and other noncurrent liabilities	114,052	110,840

Stockholders’ equity
Common stock and additional paid-in capital	2,192,469	2,137,150
Accumulated deficit	(314,459)	(379,210)
Accumulated other comprehensive (loss) income, net of tax	(198)	1,235
Total stockholders’ equity	1,877,812	1,759,175
Total liabilities and stockholders’ equity	$2,191,481	$2,049,981

LINEAR TECHNOLOGY CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	January 1,	October 2,	January 3,	January 1,	January 3,
	2017	2016	2016	2017	2016
Cash flow from operating activities:
Net income	$123,986	$115,122	$121,532	$239,108	$233,579
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,076	13,176	12,779	26,252	26,027
Stock-based compensation	23,058	20,544	20,256	43,602	39,158
Excess tax benefit from stock-based compensation	(3,131)	(3,783)	(3,053)	(6,914)	(4,680)
Change in operating assets and liabilities	22,471	22,718	5,486	45,189	38,658
Cash provided by operating activities	179,460	167,777	157,000	347,237	332,742

Cash flow from investing activities:
Net proceeds from sales and maturities and (purchases) of available-for-sale securities	22,928	(120,367)	(104,339)	(97,439)	(124,143)
Purchase of property, plant and equipment	(12,104)	(8,332)	(10,952)	(20,436)	(21,112)
Cash provided by (used in) investing activities	10,824	(128,699)	(115,291)	(117,875)	(145,255)

Cash flow from financing activities:
Excess tax benefit from stock-based compensation	3,131	3,783	3,053	6,914	4,680
Issuance of common stock under employee stock plans	7,400	—	11,976	7,400	16,229
Purchase of common stock	(9,237)	(10,800)	(22,598)	(20,037)	(79,155)
Payment of cash dividends	(78,707)	(78,608)	(73,498)	(157,315)	(146,810)
Cash used in financing activities	(77,413)	(85,625)	(81,067)	(163,038)	(205,056)

Increase (decrease) in cash and cash equivalents	112,871	(46,547)	(39,358)	66,324	(17,569)
Cash and cash equivalents, beginning of period	217,135	263,682	217,468	263,682	195,679
Cash and cash equivalents, end of period	$330,006	$217,135	$178,110	$330,006	$178,110

LINEAR TECHNOLOGY CORPORATION

CONSOLIDATED SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts)

Non-GAAP (unaudited)

	Three Months Ended
	January 1,	October 2,	January 3,
	2017	2016	2016

GAAP gross profit	$284,827	$282,069	$262,744
Adjustments to reconcile GAAP gross profit to non-GAAP gross profit
Add: Merger-related charges	2,000	2,000	—
Non-GAAP gross profit	286,827	284,069	262,744

GAAP operating income	160,245	149,301	149,457
Adjustments to reconcile GAAP operating income to non-GAAP operating income
Add: Merger-related charges	10,828	19,794	—
Non-GAAP operating income	171,073	169,095	149,457

GAAP net income	123,986	115,122	121,532
Adjustments to reconcile GAAP net income to non-GAAP net income
Add: Merger-related charges	10,828	19,794	—
Less: Income tax effect of non-GAAP adjustments	(2,572)	(4,751)	—
Non-GAAP net income	$132,242	$130,165	$121,532
GAAP net income per diluted share	$0.50	$0.47	$0.50
Non-GAAP net income per diluted share	$0.54	$0.53	$0.50

To supplement the condensed consolidated financial statements presented in accordance with GAAP, certain non-GAAP financial information is provided, which is adjusted from results based on GAAP to exclude certain costs and expenses, and adjusted for their tax effects.  However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (e.g. determining which costs and expenses to exclude when calculating such a metric) are inherently subject to judgement. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of operating performance and prospects in the future. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP. The following charges are presented as a non-GAAP financial metric as they are considered to be non-recurring by nature, and therefore are not indicative of core operating results, as they represent costs incurred as a result of the pending merger between Linear Technology and Analog Devices as announced on July 26, 2016:

Merger-related charges that are directly related to the pending merger between Linear Technology and Analog Devices. Charges primarily include costs for advisory services, appraisals, legal services, employee-related expense and auditing services. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability and excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

Income tax effect of non-GAAP adjustments. Includes the income tax effects of the excluded item noted above. Management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.